Exhibit 10.1

WARRANT EXERCISE AGREEMENT

This WARRANT EXERCISE AGREEMENT (this “Agreement”), dated as of May __, 2012, is made by and among Saratoga Resources, Inc., a Texas corporation (the “Company”), and the warrant holder identified on the signature page of this Agreement (the “Holder”).

RECITALS:

A.

The Company and the Holder are parties to certain Warrants to Purchase Common Shares of Saratoga Resources, Inc. (the “Original Warrants”) issued during 2011 pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) whereby the Holder has a right to purchase shares of common stock of the Company for a period of two years at $5.00 per share;

B.

The Holder is willing to exercise the Original Warrant, on a cash exercise basis, as to the number of shares (the “Early Exercise Shares”) indicated on the signature page of this Agreement provided that the Company will issue to the Holder, as consideration for exercising prior to the Expiration Date of the Original Warrant, a new warrant (the “New Warrant”) to purchase one share of common stock for each two Early Exercise Shares; the New Warrant being exercisable for a period of three years at an exercise price of $8.00 per share and being in the form attached hereto as Exhibit A;

C.

The Company is willing to issue the New Warrant on the terms set forth herein; and

D.

Capitalized terms used herein and not otherwise defined have the meanings set forth in the Original Warrants.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1.

Exercise of Original Warrants.  The Holder agrees to remit to the Company by wire transfer to the account indicated on the signature page hereof, not later than May 25, 2012, the full exercise price (the “Exercise Price”) of the Early Exercise Shares and to simultaneously deliver to the Company the duly completed Warrant Subscription Notice appearing as Exhibit A to the Original Warrants.

2.

Issuance of New Warrant. Promptly upon receipt of the Exercise Price, the Company shall cause to be issued and delivered to the Holder a New Warrant to purchase one share of common stock of the Company for each two Early Exercise Shares for which the Exercise Price is remitted.

3.

Registration.  Promptly following the receipt of the Exercise Price, the Company will commence efforts to file a registration statement with the Securities and Exchange Commission covering the resale of the shares underlying both the Original Warrants and the New Warrant.

4.

Applicability of Purchase Agreement.  The provisions set forth in Article 7 of the Purchase Agreement are incorporated in and made a part of this Agreement.

 [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Holder and the Company have caused this Agreement to be duly executed as of the date first above written.

Name of Holder (Printed)

By:

Name (printed):

Title:

Address:

Number of Early Exercise Shares:

Aggregate Exercise Price: $

Agreed to and Accepted by:

SARATOGA RESOURCES, INC.

By:	________________________________
Name:
Title:

WIRING INSTRUCTIONS

The Exercise Price should be wired per the following instructions:

Saratoga Resources, Inc. - Operating Acct

Please include a reference in any wire to: “Saratoga Resources Warrant Exercise” and the name of the Holder.

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